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                                                                   Exhibit 10.22

SILICON VALLEY BANK

                    AMENDMENT TO LOAN AND SECURITY AGREEMENT

BORROWER: ISILON SYSTEMS, INC., A DELAWARE CORPORATION

DATED AS OF: MARCH 10, 2005

      THIS AMENDMENT TO LOAN AGREEMENT is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above (the "Borrower"). The Parties agree to amend the Loan and Security Agreement between them, dated June 24, 2004, as amended or otherwise modified from time to time (the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

      1. REVISED SCHEDULE TO LOAN AGREEMENT. The Schedule to Loan Agreement is hereby amended and restated to read as is set forth on the Schedule to Loan Agreement as is attached hereto.

      2. REVISED DEFINITION. The definition of "Eligible Accounts" as set forth in Section 8 of the Loan Agreement is hereby amended to read as follows:

      "Eligible Accounts" means Accounts arising in the ordinary course of Borrower's business from the sale of goods or the rendition of services, or the non-exclusive licensing of Intellectual Property, which Silicon, in its good faith business judgment, shall deem eligible for borrowing. Without limiting the fact that the determination of which Accounts are eligible for borrowing is a matter of Silicon's good faith business judgment, the requirements in the remainder of this definition (the "Minimum Eligibility Requirements") are the minimum requirements for an Account to be an Eligible Account: (i) the Account must not be outstanding for more than 90 days from its invoice date (the "Eligibility Period"),
      (ii) the Account must not represent progress billings, or be due under a fulfillment or requirements contract with the Account Debtor, (iii) the Account must not be subject to any contingencies (including Accounts arising from sales on consignment, guaranteed sale or other terms pursuant to which payment by the Account Debtor may be conditional), (iv) the Account must not be owing from an Account Debtor with whom Borrower has any dispute (whether or not relating to the particular Account), (v) the Account must not be owing from an Affiliate of Borrower, (vi) the Account must not be owing from an Account Debtor which is subject to any insolvency or bankruptcy proceeding, or whose financial condition is not acceptable to Silicon, or which, fails or goes out of a material portion of its business, (vii) the Account must not be owing from the United States or any department, agency or instrumentality thereof (unless there has been compliance, to Silicon's satisfaction, with the United States Assignment of Claims Act), (viii) the Account must not be owing from an Account Debtor located outside the United States or those provinces or territories of Canada that have adopted the Personal Property Security Act (unless pre-approved by Silicon in its discretion in writing, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon) (with any such Accounts so owing from such Account Debtors being

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      referred to herein as the "Foreign Accounts" and any such Foreign Accounts that would otherwise be deemed Eligible Accounts hereunder apart from the foreign location of the Account Debtors are referred to herein as the "Foreign Eligible Accounts"), (ix) the Account must not be owing from an Account Debtor to whom Borrower is or may be liable for goods or services purchased by Borrower, or third-party intellectual property licensed by Borrower (as licensee), from such Account Debtor or otherwise (but, in such case, the Account will be deemed not eligible only to the extent of any amounts owed by Borrower to such Account Debtor) *. Accounts owing from one Account Debtor will not be deemed Eligible Accounts to the extent they exceed 25% ** of the total Accounts outstanding. In addition, if more than 50% of the Accounts owing from an Account Debtor are outstanding for a period longer than their Eligibility Period (without regard to unapplied credits) or are otherwise not eligible Accounts, then all Accounts owing from that Account Debtor will be deemed ineligible for borrowing. Silicon may, from time to time, in its good faith business judgment, revise the Minimum Eligibility Requirements, upon written notice to Borrower.

      * , PROVIDED THAT THE FOREGOING SHALL NOT APPLY TO EXCLUDE ANY AMOUNTS OWING BY AN ACCOUNT DEBTOR AS TO WHOM BORROWER HAS RECOGNIZED OR CAN RECOGNIZE DEFERRED REVENUE (THEREBY RENDERING DEFERRED REVENUE AMOUNTS ELIGIBLE PORTIONS OF ACCOUNTS TO THE EXTENT ANY SUCH ACCOUNTS ARE OTHERWISE DEEMED ELIGIBLE ACCOUNTS., AND (XI) THE ACCOUNT MUST HAVE BEEN BILLED TO THE ACCOUNT DEBTOR.

      ** (OR, IN THE CASE OF THE ACCOUNT DEBTOR KNOWN AS OFOTO, 50%)

      3. PERMITTED NEW SUBORDINATED DEBT. Borrower has informed Silicon that it anticipates entering into a subordinated debt financing transaction in the forthcoming year in an approximate dollar amount of $5,000,000. Silicon acknowledges and consents to such type of transaction, subject to the execution and delivery of a debt and lien subordination agreement in form and substance acceptable to Silicon.

      4. CONDITION TO EFFECTIVENESS. The effectiveness of this Amendment is conditioned upon the occurrence of all of the following:

            (a) A certificate of the Secretary or the Assistant Secretary of Borrower, in form and substance satisfactory to Silicon, certifying the adoption of resolutions of the Board of Directors of Borrower approving this Agreement and the transactions contemplated hereby (including the documents, instruments and agreements described in this Section) is delivered to Silicon, in form acceptable to Silicon.

            (b) A new ten year Warrant to Purchase Stock is issued to the Silicon regarding 250,000 shares of Series C Preferred Stock of the Borrower at an initial exercise price of $0.60 per share together with other rights and provisions as are acceptable to Silicon.

            (c) Borrower's payment of the fee to Silicon as set forth in the Amended and Restated Schedule to Loan Agreement attached hereto in the aggregate amount of $______________ and payment of all Bank Expenses relating hereto;

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            (d) Counterparts of this Agreement have been duly executed and delivered to the Administrative Agent by all parties thereto.

      5. REPRESENTATIONS TRUE. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

      6. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and the Borrower, and the other written documents and agreements between Silicon and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. This Agreement and Consent may be executed in any number of counterparts, which when taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:                          SILICON:

ISILON SYSTEMS, INC.               SILICON VALLEY BANK

BY /s/ STUART W. FUHLENDORF        BY /s/ PATRICK MCCARTHY
   ------------------------------     --------------------------------
   TITLE: CFO                      TITLE SR. VICE PRESIDENT

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